UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Esports Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	26-306752
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Commercial Centre, Jolly Harbour St. Mary’s, Antigua and Barbuda	NA
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:   333-156302   (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

       Common Stock

Title of Class

Item 1.  Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Securities” section of the Company’s Registration Statement on Form S-1 (Commission File No. 333-156302).

Item 2.  Exhibits.

Exhibit

Description

3.1 – Articles of Incorporation

Incorporated by reference to Exhibit 3.1 filed with the Company’s Registration Statement on Form S-1 (file #333-156302).

3.2 – Bylaws

Incorporated by reference to Exhibit 3.2 filed with the Company’s Registration Statement on Form S-1 (file #333-156302).

3.3 – Amendment to Articles

Incorporated by reference to Exhibit 3.1 filed with the

           of Incorporation

Company’s 8-K report on September 30, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC. Date: June 26, 2018 By: Name: Title: /s/ Grant Johnson Grant Johnson Chief Executive Officer